UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2013

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On Wednesday, October 23, 2013, Ferro Corporation ("the Company") issued a press release that discussed financial results for the three-month and nine-month periods ended September 30, 2013 and provided the Company’s outlook for 2013. The press release also provided information regarding a conference call to be held on Thursday, October 24, 2013 in which the Company’s management will discuss the financial results and outlook. Among other things, the press release reports:

Three Months Ended September 30, 2013
Net Sales: $408.1 million
Gross Profit: $84.2 million
Net Income (Loss) Attributable to Common Shareholders: $12.7 million
Diluted Earnings (Loss) Per Share Attributable to Common Shareholders: $0.15

Three Months Ended September 30, 2012
Net Sales: $408.9 million
Gross Profit: $60.7 million
Net Income (Loss) Attributable to Common Shareholders: $(316.1) million
Diluted Earnings (Loss) Per Share Attributable to Common Shareholders: $(3.66)

Nine Months Ended September 30, 2013
Net Sales: $1,261.1 million
Gross Profit: $251.1 million
Net Income (Loss) Attributable to Common Shareholders: $11.4 million
Diluted Earnings (Loss) Per Share Attributable to Common Shareholders: $0.13

Nine Months Ended September 30, 2012
Net Sales: $1,344.8 million
Gross Profit: $232.2 million
Net Income (Loss) Attributable to Common Shareholders: $(310.4) million
Diluted Earnings (Loss) Per Share Attributable to Common Shareholders: $(3.60)

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

October 24, 2013	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release